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                                                                    Exhibit 99.1

                               [LOGO FOR HEXCEL]

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                                  NEWS RELEASE
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  Hexcel Corporation, 281 Tresser Boulevard, Stamford, CT 06901 (203) 969-0666
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                                    CONTACT:         INVESTORS:
                                                     STEPHEN C. FORSYTH
                                                     (203) 969-0666 EXT. 425
                                                     STEPHEN.FORSYTH@HEXCEL.COM

                                                     MEDIA:
                                                     MICHAEL BACAL
                                                     (203) 969-0666 EXT. 426
                                                     michael.bacal@hexcel.com


                          SENIOR CREDIT FACILITY WAIVER

STAMFORD, CT, January 4, 2002 - Hexcel Corporation (NYSE/PCX: HXL) today announced that its senior credit facility bank syndicate has agreed to waive any and all financial covenant defaults under the facility for the period December 31, 2001 through January 31, 2002. Hexcel is currently in negotiations regarding certain amendments to its senior credit facility to reflect anticipated business conditions in 2002.

Hexcel Corporation is the world's leading advanced structural materials company. It develops, manufactures and markets lightweight, high-performance reinforcement products, composite materials and engineered products for use in commercial aerospace, space and defense, electronics, and industrial applications.




                    DISCLAIMER ON FORWARD LOOKING STATEMENTS

This press release contains statements that are forward looking relating to the negotiation of an amendment to the terms of the company's senior credit facility to reflect anticipated business conditions in 2002. As stated in the liquidity section of the company's third quarter, 2001 Form 10Q, there can be no assurance that such relief will be obtained, or as to the terms under which Hexcel and its senior credit facility bank syndicated will enter into an amendment. Additional risk factors are described in the Company's filings with the SEC. The Company does not undertake an obligation to update its forward-looking statements